Exhibit 4.3



                            AMERICAN BILTRITE, INC.

                                Amendment No. 2
                                ---------------

         This Amendment No. 2, dated as of March 31, 2003 (this "Agreement"), is among American Biltrite, Inc., a Delaware corporation (the "Company"); K&M Associates, L.P., a Rhode Island limited partnership (the "Guarantor"); and The Prudential Insurance Company of America. The parties hereto agree as follows:

         1. Note Agreement; Definitions. This Agreement amends the Note Purchase and Private Shelf Agreement and Facility Guarantee dated as of August 28, 2001 among the parties hereto (as in effect prior to giving effect to this Agreement, the "Note Agreement"). Terms defined in the Note Agreement as amended hereby (the "Amended Note Agreement") and not otherwise defined herein are used with the meaning so defined.

         2. Amendment of Note Agreement. Effective upon the date all the conditions set forth in Section 4 hereof are satisfied (the "Amendment Date"), which conditions must be satisfied no later than the date provided therein, the Note Agreement is amended as follows:

            2.1 Amendment of Section 6A(v). Section 6A(v) of the Note Agreement is amended and restated to read in its entirety as follows:

                    "(v) Leverage Ratio. The Leverage Ratio to exceed the following ratios as of the end of the following respective periods:

           Quarter(s) Ending                                        Ratio
           -----------------                                        -----
           September 30, 2001                                    3.25 to 1.00
           December 31, 2001                                     2.75 to 1.00
     March 31, 2002, June 30, 2002                               3.25 to 1.00
          September 30, 2002                                     2.75 to 1.00
           December 31, 2002                                     3.25 to 1.00
            March 31, 2003                                       3.35 to 1.00
             June 30, 2003                                       3.00 to 1.00
        September 30, 2003 and                                  2.50 to 1.00"
 each fiscal quarter ending thereafter

            2.2 Amendment of Section 6A(iii). Section 6A(iii) of the Note Agreement is amended and restated to read in its entirety as follows:

                "(iii) Debt Levels. Debt of the Company and its Restricted Subsidiaries to exceed the following percentages of Consolidated Tangible Gross Worth as of the end of the following respective periods:


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             Quarter(s) Ending                                  Percentage
             -----------------                                  ----------
     September 30, 2001, December 31, 2001                          50%

      March 31, 2002, June 30, 2002,                                45%
  September 30, 2002, December 31, 2002

              March 31, 2003                                        50%

  June 30, 2003 and each fiscal quarter                             45%"
          ending thereafter

         3. Representations and Warranties. Each of the Company and the Guarantor jointly and severally represents and warrants as follows:

            3.1 Legal Existence, Organization. Each of the Company and the Guarantor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all power and authority, corporate, limited liability company, partnership or otherwise, necessary (a) to enter into and perform this Agreement and the Amended Note Agreement, and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Company and the Guarantor has taken all corporate, limited liability company, partnership or other action required to make the provisions of this Agreement and the Amended Note Agreement the valid and enforceable obligations they purport to be.

            3.2 Enforceability. Each of the Company and the Guarantor has duly authorized, executed and delivered this Agreement. Each of this Agreement and the Amended Note Agreement is the legal, valid and binding obligation of each of the Company and the Guarantor and is enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

            3.3 No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Agreement, nor the performance of the Amended Note Agreement, nor the consummation of any other transaction referred to or contemplated by this Agreement, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:

            (a) any breach or termination of any agreement, instrument, deed or lease to which the Company or any of its Restricted Subsidiaries is a party or by which it is bound, or of the charter or by-laws of the Company or any of its Restricted Subsidiaries;

            (b) the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Restricted Subsidiaries;


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            (c) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any of its Restricted Subsidiaries; or

            (d) any redemption, retirement or other repurchase obligation of the Company or any of its Restricted Subsidiaries under any charter, by-law, agreement, instrument, deed or lease.

     No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Restricted Subsidiaries in connection with the execution, delivery and performance of this Agreement or the performance of the Amended Note Agreement, or the consummation of the transactions contemplated hereby or thereby, except for any filings which may be required pursuant to the federal securities laws and regulations.

            3.4 Defaults. Immediately before and after giving effect to the amendments set forth in Section 2 hereof, no Default will exist.

            3.5 Incorporation of Representations and Warranties. Except as disclosed by the Company in any filing with the Securities and Exchange Commission, the representations and warranties set forth in paragraph 8 of the Amended Note Agreement are true and correct on the date hereof as if originally made on and as of the date hereof, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, and (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement.

         4. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions, which conditions must be satisfied no later than May 15, 2003 or this Agreement shall terminate:

            4.1. Officer's Certificate. Except as disclosed by the Company in any filing with the Securities and Exchange Commission, the representations and warranties of the Company and the Guarantor set forth or incorporated by reference herein shall be true and correct as of the Amendment Date as if originally made on and as of the Amendment Date, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, and (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement; no Default shall have occurred on or prior to the Amendment Date; and Prudential shall have received a certificate to these effects signed by a Responsible Officer in the event the Amendment Date occurs after the date hereof.

            4.2. Payment of Fees and Expenses. The Company shall have paid to Prudential an amendment fee in an amount equal to $20,000 (the "Amendment Fee"). As soon as practicable after the execution and delivery of this Agreement Prudential will pay to the holders of the Notes the apportion of the Amendment Fee that such holders may be entitled to receive.


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

            4.3. Proper Proceedings. This Agreement and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Company and the Guarantor. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. Prudential shall have received copies of all documents, including certificates, records of corporate, limited liability company, partnership or other proceedings and opinions of counsel, which Prudential may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate, limited liability company, partnership or governmental authorities.

         5. General. The Amended Note Agreement and the Notes are each confirmed as being in full force and effect. This Agreement, the Amended Note Agreement, the Notes and the documents referred to therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.


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


         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                   AMERICAN BILTRITE, INC.


                                   By   /s/ Howard N. Feist III
                                        ------------------------------
                                        Name:   Howard N. Feist III
                                        Title:  Vice President


                                   K&M Associates, L.P.

                                   By: AIMPAR, INC., its General Partner



                                   By   /s/ Howard N. Feist III
                                        ------------------------------
                                        Name:   Howard N. Feist III
                                        Title:  Vice President



                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                   By   /s/ Christopher H. Carey
                                        ------------------------------
                                        Name:   Christopher H. Carey
                                        Title:  Vice President





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